EXHIBIT 5.1

OPINION AND CONSENT OF MORGAN, LEWIS & BOCKIUS LLP

May 8, 2014

SJW Corp.
110 W. Taylor Street
San Jose, CA 95110

Re:	SJW Corp. - Registration Statement for Offering of 400,000 Common Shares

Dear Ladies and Gentlemen:

We have acted as counsel to SJW Corp., a California corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of 400,000 shares of the Company’s common shares (the “Shares”) issuable under the Company’s 2014 Employee Stock Purchase Plan (the “ESPP”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company’s charter documents and the corporate proceedings taken by the Company with respect to the establishment of the ESPP. Based on such review, we are of the opinion that, if, as and when the Shares have been issued pursuant to the applicable provisions of the ESPP and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving the opinion set forth in this letter, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the ESPP or the Shares.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP